Exhibit 99.06

Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended September				Year-To-Date September
	2021	2020	Change	Weather Adjusted Change	2021	2020	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	54,134	53,099	1.9%		146,576	140,910	4.0%

Total Retail Sales-	40,441	40,218	0.6%	3.0%	109,747	106,724	2.8%	2.4%
Residential	14,063	14,740	(4.6)%	0.5%	36,941	36,485	1.2%	(0.1)%
Commercial	13,458	13,140	2.4%	4.2%	35,701	34,611	3.2%	3.3%
Industrial	12,762	12,177	4.8%	4.8%	36,632	35,129	4.3%	4.3%
Other	158	161	(2.3)%	(2.1)%	473	499	(5.2)%	(5.3)%

Total Wholesale Sales	13,693	12,881	6.3%	N/A	36,829	34,186	7.7%	N/A

(In Thousands of Customers)

					Period Ended September
					2021	2020	Change
Regulated Utility Customers-
Total Utility Customers-					8,656	8,580	0.9%
Total Traditional Electric					4,373	4,322	1.2%
Southern Company Gas					4,283	4,258	0.6%